Exhibit 107

Calculation of Filing Fee Table

S-3
(Form Type)

AVROBIO, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share	457(o)
	Equity	Preferred stock, par value $0.0001 per share	457(o)
	Debt	Debt securities	457(o)
	Other	Warrants	457(o)
	Other	Units	457(o)
	Unallocated (Universal) Shelf	(1)	457(o)			$175,050,000		0.00011020	$19,290.51
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share	415(a)(6)							S-3	333-235641	01/14/2020
	Equity	Preferred stock, par value $0.0001 per share	415(a)(6)							S-3	333-235641	01/14/2020
	Debt	Debt securities	415(a)(6)							S-3	333-235641	01/14/2020
	Other	Warrants	415(a)(6)							S-3	333-235641	01/14/2020
	Other	Units	415(a)(6)							S-3	333-235641	01/14/2020
	Unallocated (Universal) Shelf		415(a)(6)			$74,950,000	(4)			S-3	333-235641	01/14/2020	$9,728.51
	Total Offering Amounts					$250,000,000			$19,290.51
	Total Fees Previously Paid								--
	Total Fee Offsets								--
	Net Fee Due								$19,290.51

(1)
The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  The securities registered hereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to  Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3)
Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $74,950,000 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-235641) which was initially filed with the Securities and Exchange Commission on December 20, 2019 and became effective on January 14, 2020 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $9,728.51 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.